UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, the Compensation Committee of the Board of Directors of QLogic Corporation, a Delaware corporation (the “Company”) approved annual cash incentive payments under the Company’s annual incentive plan with respect to fiscal year 2012 for the Company’s principal executive officer and principal financial officer and certain of the Company’s executive officers whose compensation was disclosed in the Summary Compensation Table included in the Company’s proxy statement for its last annual meeting of stockholders.

Name and Principal Position	FY2012 Annual Cash Incentive
Simon Biddiscombe, President and Chief Executive Officer	$440,000
Jean Hu, Senior Vice President and Chief Financial Officer(1)	$177,400
H.K. Desai, Executive Chairman	$416,000
Roger J. Klein, Senior Vice President and General Manager, Host Solutions Group	$142,000
Perry M. Mulligan, Senior Vice President, Worldwide Operations	$182,000
Douglas D. Naylor, Vice President, Finance(2)	$ 70,275

(1)	Ms. Hu became our Senior Vice President and Chief Financial Officer on April 25, 2011.
(2)	Mr. Naylor served as Interim Chief Financial Officer from November 15, 2010 until April 25, 2011.

In addition to the annual cash incentive payments noted above, the Compensation Committee approved a special award in the amount of $30,000 for Ms. Hu in recognition of her role in the successful completion of the sale of the Company’s InfiniBand business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

May 29, 2012	/s/ Jean Hu
Jean Hu
Senior Vice President and
Chief Financial Officer